UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 25, 2014

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Kennedy-Wilson Holdings, Inc. (the “Company”) has agreed to acquire £122.0 million of ordinary shares in the initial public offering of Kennedy Wilson Europe Real Estate Plc (“KWE”). Furthermore, certain employees of the Company in the United States and Europe, including certain executive officers of the Company, have agreed to invest an aggregate of £3.0 million in KWE’s ordinary shares in the offering. The Company’s subscription is conditional on KWE’s admission to the London Stock Exchange (“Admission”) and will consist of an £87.0 million cash subscription and the contribution of certain assets and contractual rights. The ordinary shares the Company will acquire will represent approximately 13.4% of KWE’s total share capital immediately following Admission.

KWE, a Jersey investment company formed to acquire real estate and real estate-related assets in Europe, will be provided priority access to all investment opportunities sourced by the Company in Europe. In addition, a wholly owned subsidiary of the Company will act as KWE’s external manger, in which capacity it will be entitled to receive certain management and performance fees.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, including any securities of KWE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy-Wilson Holdings, Inc.

Date: February 25, 2014

	By:	/S/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer